UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15th 2017

BLACKPOLL FLEET INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185572	99-0367603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Kane Concourse Suite 518 Bay Harbor Islands, FL		33154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 867-1228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Registrant, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Registrant disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On May 15th 2017, Blackpoll Fleet International, Inc. (the “Registrant”) entered into a Stock Subscription Agreement with Dan Oran and/or his assigns(the “Subscriber”). The Subscriber shall subscribe for fourteen million seven hundred thirty one thousand three hundred eighty (14,731,380) shares of the Registrant’s Common Stock, .001 par value (the “Shares”) which shall represent ninety percent (90%) of Registrant’s 16,368,200 outstanding common stock after closing for a purchase price of $160,000.

The Stock Subscription Agreement contains usual and customary representations and warranties. The representations and warranties contained in the Stock Subscription Agreement are a material inducement for the parties to close this Agreement.

The Agreement shall close by May 19th 2017 or later if mutually extended in writing by the parties. The Closing is contingent upon due-diligence review to the satisfaction of the Subscriber and certain other pre-closing conditions.

Exhibit No.	Description of Exhibit

10.1	Stock Subscription Agreement by and among the Registrant and Dan Oran dated May 15th 2017.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKPOLL FLEET INTERNATIONAL, INC.

Date: May 15th 2017
	By:	/s/ Jacob Gitman
Jacob Gitman
Chief Executive Officer